UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2021

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36868	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

On December 13, 2021, Medicine Man Technologies, Inc. (the “Company”) received written notice of the resignation of Pratap Mukharji as a member of the Company’s board of directors. Mr. Mukharji was Chairman of the board of directors’ Audit Committee and Nominating and Governance Committee. Mr. Mukharji’s resignation is not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.

On December 13, 2021, the Company’s board of directors appointed Nirup Krishnamurthy, the Company’s Chief Operating Officer, as a Class B director to fill the vacancy left by Mr. Mukharji and Jonathan Berger as a Class A director to fill an existing vacancy. The Company expects that its board of directors will appoint Mr. Berger to the board of director’s Audit Committee.

Mr. Krishnamurthy will serve until his term expires at the Company’s 2023 annual meeting of stockholders and until a successor is elected and qualified, or until his earlier death, resignation or removal. Mr. Berger will serve until his term expires at the Company’s 2022 annual meeting of stockholders and until a successor is elected and qualified, or until his earlier death, resignation or removal.

Mr. Krishnamurthy was designated for appointment to the Company’s board of directors by Dye Capital Cann Holdings II, LLC (“Dye Cann II”) pursuant to the terms of the letter agreement, dated December 16, 2020, between the Company and Dye Cann II (the “Letter Agreement”), which provides that, for as long as Dye Cann II meets a specified ownership threshold, the Company is required to take all actions to ensure that either one individual, if the board of directors consists of five or fewer members, or two individuals, if the board of directors consists of more than five members, designated by Dye Cann II will be appointed to the Company’s board of directors. The Company previously reported the terms of the Letter Agreement in the Company’s Current Report on Form 8-K filed December 23, 2020 and attached a copy of the Letter Agreement as Exhibit 10.3 thereto, and such disclosure and exhibit are incorporated by reference herein.

As previously reported, Mr. Krishnamurthy (i) is the Company’s Chief Executive Officer, (ii) is a party to an employment agreement with the Company, (iii) holds stock options exercisable into an aggregate of 1,000,000 shares of the Company’s common stock at $1.26 per share, and (iv) is a passive, minority part owner of each of Dye Capital & Company, LLC, Dye Capital Cann Holdings, LLC and Dye Cann II, entities controlled by Justin Dye, the Company’s Chief Executive Officer, one of its directors and the largest beneficial owner of the Company’s common stock, with which the Company previously has entered into various transactions. Mr. Krishnamurthy does not control any of the these entities nor does he beneficially own any of the securities held by these entities.

The Company’s current policy is to award each director an annual grant of shares of the Company’s common stock worth $50,000 and the Company expects to make such awards to Messrs. Krishnamurthy and Berger in the future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Daniel R. Pabon
Date: December 17, 2021		Daniel R. Pabon General Counsel

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